UNITED STATES SECURITIES AND

EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported) September 7, 2005

XTEN NETWORKS, INC.

(Exact name of registrant as specified in its charter)

Nevada

(State or other jurisdiction of incorporation)

000-50346

(Commission File Number)

20-0004161

(IRS Employer Identification No.)

320-5201 Great America Parkway, Santa Clara, CA 95054

(Address of principal executive offices and Zip Code)

408.876.4346

Registrant's telephone number, including area code

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01 Entry into a Material Definitive Agreement.

Effective August 29, 2005, Jason Fischl was appointed as our new Chief Technology Officer. On September 11, 2005, we entered into an employment agreement dated for reference August 29, 2005 with Jason Fischl whereby we have agreed to pay him an annual salary of CDN$180,000 in consideration of him serving as the Chief Technology Officer of our company and its subsidiaries. We have granted stock options to Mr. Fischl to acquire up to 1,200,000 shares of our common stock at US$0.61 per share, with 12.5% vesting on March 31, 2006 and 1/42 of the remaining 87.5% vesting every month after March 31, 2006. The form of stock option agreement was filed as Exhibit 4.4 to the Form S-8 that was filed with the Securities Exchange Commission on June 14, 2005. He is also entitled to participate in our benefits program. We have also agreed to make certain severance payments should we terminate his employment without just cause.

On September 7, 2005, we entered into stock option agreements with two directors granting them the right to purchase an aggregate of 400,000 shares of our common stock at an exercise price of $0.61 per share exercisable for a period of five years pursuant to our 2005 Stock Option Plan. The options will vest in accordance with the stock option agreement. The form of stock option agreement was filed as Exhibit 4.4 to the Form S-8 that was filed with the Securities Exchange Commission on June 14, 2005.

On September 7, 2005, we entered into stock option agreements with two employees granting them the right to purchase an aggregate of 110,000 shares of our common stock at an exercise price of $0.61 per share exercisable for a period of five years pursuant to our 2005 Stock Option Plan. The options will vest in accordance with the stock option agreement. The form of stock option agreement was filed as Exhibit 4.4 to the Form S-8 that was filed with the Securities Exchange Commission on June 14, 2005.

On September 12, 2005, we entered into a stock option agreement with a consultant granting him the right to purchase an aggregate of 50,000 shares of our common stock at an exercise price of $0.61 per share exercisable for a period of five years pursuant to our 2005 Stock Option Plan. The options will vest in accordance with the stock option agreement. The form of stock option agreement was filed as Exhibit 4.4 to the Form S-8 that was filed with the Securities Exchange Commission on June 14, 2005.

Item 3.02. Unregistered Sales of Equity Securities.

On September 11, 2005, we granted options to an officer, effective as of August 29, 2005, to purchase 1,200,000 shares of our common stock at an exercise price of $0.61 per share, exercisable until August 29, 2010. The options are subject to vesting provisions as set forth in the stock option agreement dated August 29, 2005. We issued the stock options in reliance on Rule 506 of Regulation D and Section 4(2) of the Securities Act of 1933, as amended.

Effective September 7, 2005, we granted stock options to two directors to purchase an aggregate of 400,000 shares of our common stock at an exercise price of $0.61 per share, exercisable until September 7, 2010. The options are subject to vesting provisions as set forth in the stock option agreement dated September 7, 2005. We issued the stock options to non-U.S. persons (as that term is defined in Regulation S of the Securities Act of 1933), in an offshore transaction relying on Regulation S and/or Section 4(2) of the Securities Act of 1933.

Effective September 7, 2005, we granted stock options to two employees to purchase an aggregate of 110,000 shares of our common stock at an exercise price of $0.61 per share, exercisable until September 7, 2010. The options are subject to vesting provisions as set forth in the stock option agreement dated September 7, 2005. We issued the stock options to non-U.S. persons (as that term is defined in Regulation S of the Securities Act of 1933), in an offshore transaction relying on Regulation S and/or Section 4(2) of the Securities Act of 1933.

Effective September 12, 2005, we granted stock options to a consultant to purchase an aggregate of 50,000 shares of our common stock at an exercise price of $0.61 per share, exercisable until September 12, 2010. The options are subject to vesting provisions as set forth in the stock option agreement dated September 12, 2005. We issued the stock options to non-U.S. persons (as that term is defined in Regulation S of the Securities Act of 1933), in an offshore transaction relying on Regulation S and/or Section 4(2) of the Securities Act of 1933.

Item 5.02. Departure of Directors or Principal Officers; Election of Directors; Appointment of Principal Officers

Effective September 7, 2005, Larry Timlick resigned as our President and Mark Bruk, our Chairman, a member of our board and founder of our company, was appointed as our new President and Chief Executive Officer. Mr. Timlick cited personal reasons for his departure and said that being separated from his family for extended periods of time made “devoting full energy” to both his “corporate and family commitments” difficult. Mr. Timlick will continue to act as a member of our board of directors.

Our board of directors now consists of Messrs. Mark Bruk, Larry Timlick and Chris Cooper.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

XTEN NETWORKS INC.

By: /s/ Mark Bruk

Mark Bruk
President and Chief Executive Officer

Dated: September 13, 2005